Exhibit 24.1

Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Douglas Dolan, Jill Refvem, Bethany Pfalzgraf, Ryan Patrone and Zoe Egelman, any two of such persons signing jointly, as the undersigned’s true and lawful attorneys-in-fact, solely in connection with the undersigned’s ownership, acquisition or disposition of the securities of iHeartMedia, Inc., to:

(1) prepare and execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Sections 13(d) or 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC solely in connection with the undersigned’s ownership, acquisition or disposition of the securities of iHeartMedia, Inc.;

(2) execute for and on behalf of the undersigned any filings related to the undersigned’s ownership, acquisition or disposition solely of the securities of iHeartMedia, Inc. on Schedule 13D or Forms 3, 4 and 5 in accordance with Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such filings on Schedule 13D or Forms 3, 4 or 5, or other form or report, or any amendment or amendments thereto, and timely file such form with the SEC solely in connection with the undersigned’s ownership, acquisition or disposition of the securities of iHeartMedia, Inc.; and

(4) take any other action of any type in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, solely in connection with the undersigned’s ownership, acquisition or disposition of the securities of iHeartMedia, Inc., it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-fact’s discretion.

The undersigned hereby grants to such attorneys-in-fact, any two of such persons signing jointly, solely in connection with the undersigned’s ownership, acquisition or disposition of the securities of iHeartMedia, Inc., full power and authority to do and perform any and every act and thing requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming, any of the undersigned’s responsibilities to comply with Sections 13(d) or 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC.

This Power of Attorney fully revokes, replaces and supersedes the Power of Attorney granted by the undersigned to Douglas Dolan and Jill Refvem on December 16th, 2021.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D or Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in the securities of iHeartMedia, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of December, 2021.

Global Media & Entertainment Investments Ltd

Signature:	\s\ Simon Groom
Print Name:	Simon Groom
Title:	Director

[Signature Page to Power of Attorney]